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                                                                Exhibit (a)(11)
Sent:    Tuesday, September 04, 2001 12:07 PM
To:      Team Netegrity
Subject: OPTION DEADLINE - THIS FRIDAY, SEPTEMBER 7th...4 days left...


REMINDER

The deadline for participating in the Employee Value Program, i.e. tendering options is this FRIDAY, SEPTEMBER 7th. All paperwork must be submitted by MIDNIGHT, Eastern Standard Time on Friday.

We will hold an additional "Office Hours" for questions, submitting paperwork, etc., tomorrow between 10:00 a.m. and 12:00 p.m. in the Einstein Conference Room (Fishbowl).


Call in Telephone Number:  (781) 890-1700, ext. 7223


Fax Number for Submitting Forms:  (781) 697-0025



Melissa Kraus
HR Consultant
Netegrity, Inc.
Direct Phone:  781-663-7353
Confidential Fax:  561-264-8517